                                                                      Exhibit 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                   ----------

                                                              Six Months Ended   Three Months Ended
                                                                June 30, 2002       June 30, 2002
                                                              ----------------   ------------------
Earnings before income taxes and minority interest                 $8,196              $4,318

Add (deduct):
Equity in net earnings of less than 50% owned affiliates             (105)                (49)
Dividends from less than 50% owned affiliates                          27                   5
Fixed charges                                                         824                 424
Interest capitalized, net of amortization                               5                   2
                                                                   ------              ------

Earnings available for fixed charges                               $8,947              $4,700
                                                                   ======              ======

Fixed charges:
Interest incurred:
   Consumer products                                               $  686              $  355
   Financial services                                                  49                  25
                                                                   ------              ------

                                                                      735                 380

Portion of rent expense deemed to represent interest factor            89                  44
                                                                   ------              ------

Fixed charges                                                      $  824              $  424
                                                                   ======              ======

Ratio of earnings to fixed charges                                   10.9                11.1
                                                                   ======              ======

                                                                      Exhibit 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)

                                   ----------

                                                  For the Years Ended December 31,
                                          -----------------------------------------------
                                            2001      2000      1999      1998      1997
                                          -------   -------   -------   -------   -------
Earnings before income taxes, minority
   interest and cumulative effect of
   accounting change                      $14,284   $14,087   $12,821   $ 9,215   $10,698

Add (deduct):
Equity in net earnings of less than 50%
   owned affiliates                          (228)     (228)     (197)     (195)     (207)
Dividends from less than 50% owned
   affiliates                                  29        70        56        70       138
Fixed charges                               1,945     1,348     1,363     1,386     1,438
Interest capitalized, net of
   amortization                                10         7        (2)       (5)      (16)
                                          -------   -------   -------   -------   -------

Earnings available for fixed charges      $16,040   $15,284   $14,041   $10,471   $12,051
                                          =======   =======   =======   =======   =======

Fixed charges:
Interest incurred:
   Consumer products                      $ 1,665   $ 1,087   $ 1,118   $ 1,166   $ 1,224
   Financial services                         102       114        89        77        67
                                          -------   -------   -------   -------   -------

                                            1,767     1,201     1,207     1,243     1,291

Portion of rent expense deemed to
   represent interest factor                  178       147       156       143       147
                                          -------   -------   -------   -------   -------

Fixed charges                             $ 1,945   $ 1,348   $ 1,363   $ 1,386   $ 1,438
                                          =======   =======   =======   =======   =======

Ratio of earnings to fixed charges            8.2      11.3      10.3       7.6       8.4
                                          =======   =======   =======   =======   =======